Exhibit 99.1

S. JAMES PERLOW

2900 S. 25TH AVENUE

BROADVIEW, IL  60155

708-865-1200

FAX 708-865-1217

September 27, 2002

Richard Drexler

Chairman, Quality Products, Inc.

C/O RAD Associates

711 McKinley Road, Suite 6

Lake Forest, IL 60045

Dear Richard,

This letter is to inform you of my resignation as a board member of Quality Products, Inc., effective immediately.

My other current responsibilities no longer allow me the time to serve on the board.

I have enjoyed working with you and the other board members these past few months and wish all of you continued success with Quality Products.

Sincerely,

/s/ S. James Perlow
S. James Perlow